Carolina Trust BancShares, Inc. 8-K

Exhibit 99.1

Subsidiary Bank of Carolina Trust BancShares, Inc.

Redeemed Preferred Stock on December 12, 2016

Company Release - 12/16/2016

LINCOLNTON, N.C., December 16, 2016 -- Carolina Trust Bank (the “Bank”), the banking subsidiary of Carolina Trust BancShares, Inc. (the “Company”) (NASDAQ: CART), announced today that it redeemed all 2,600 shares of its outstanding fixed rate non-cumulative perpetual preferred stock on December 12, 2016. The terms of redemption included principal at a par value of $1,000 per share plus accrued dividends based on a 9% annual dividend rate.

About Carolina Trust BancShares, Inc.

Carolina Trust BancShares, Inc. is a bank holding company and the parent company of Carolina Trust Bank. Carolina Trust Bank is a full service, state-chartered bank headquartered in Lincolnton, N.C., operating nine full service branches in Lincoln, Catawba, Gaston and Rutherford Counties in western North Carolina and a loan production office in Mooresville, N.C.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically preceded by, followed by or include words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Actual results might differ materially from those projected in the forward-looking statements for various reasons. Except as required by law, the company specifically disclaims any obligation to update any factors or to publicly announce revisions to any forward-looking statements to reflect future events or developments.

Contact:

Jerry L. Ocheltree

President and CEO

Carolina Trust BancShares, Inc.

(704) 735-1104